                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

                             INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000 with respect to the financial statements of Jaws Technologies, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-30406) and related prospectus of Jaws Technologies, Inc., dated March 24, 2000, for the registration of 7,624,248 shares of its common stock.


                                                         /s/ Ernst & Young LLP
Calgary, Canada
March 24, 2000                                           Chartered Accountants